UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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☐ Definitive Information Statement

CATASYS, INC. (Name of Registrant As Specified In Its Charter)

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NOTICE OF ACTION TAKEN PURSUANT TO

WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Catasys, Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of Catasys, Inc., a Delaware corporation (the “Company”), in connection with action taken by the holder of a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated September 24, 2019, (i) the amendment and restatement of our certificate of incorporation to implement provisions (the “382 Amendment”) to restrict certain acquisitions and dispositions of our securities in order to preserve the benefit of our net operating losses, net capital losses and certain other tax attributes for tax purposes, and (ii) the issuance of a warrant (the “Warrant”) to purchase an aggregate of 173,255 shares of our common stock, par value $0.0001 per share, in connection with a committed $45.0 million note financing consummated on September 24, 2019, including the issuance of such shares of our common stock in excess of the Exchange Cap (as defined below) (collectively, the “Warrant Issuance”).

The Company is subject to the NASDAQ Stock Market’s Listing Rules because our common stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). The issuance of shares of our common stock issuable upon exercise of the Warrant implicates certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on NASDAQ due to certain anti-dilution provisions contained in the Warrant. The holder of the Warrant will not have the right to exercise any portion of the Warrant if, among other things, the issuance would exceed the amount permissible under NASDAQ rules (the “Exchange Cap”) unless such issuance is approved by a majority of the Company’s stockholders. The holder of a majority of our outstanding voting securities, in accordance with NASDAQ Listing Rule 5635(d), approved the Warrant Issuance, including the issuance of such shares of our common stock in excess of the Exchange Cap on September 24, 2019.

The effectiveness of the approval of the 382 Amendment and the Warrant Issuance by the Board and our stockholders holding a majority of the issued and outstanding voting securities of the Company shall automatically take effect on the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of October    , 2019.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

 Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of our Board of Directors,
/s/_________________ Terren Peizer Chairman and Chief Executive Officer Dated: October , 2019

INFORMATION STATEMENT

OF

CATASYS, INC.

2120 Colorado Boulevard, Suite 230

Santa Monica, California 90404

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN

CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Catasys, Inc., a Delaware corporation (the “Company”) is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Delaware law. No additional action will be undertaken by the Company with respect to the receipt of the written consent of our stockholders described below and no dissenters' rights under applicable Delaware law are afforded to the Company's stockholders as a result of the receipt of such written consent.

On September 24, 2019, our Board of Directors (the “Board” or the “Board of Directors”) approved resolutions seeking stockholder approval regarding (i) the proposed amendment and restatement of our certificate of incorporation to implement provisions (the “382 Amendment”) to restrict acquisitions and dispositions of our securities by persons who hold, or intend to acquire, 4.9% or more of the value of our common stock, and (ii) the issuance of a warrant (the “Warrant”) to purchase an aggregate of 173,255 shares of our common stock in connection with a committed $45.0 million note financing (the “Note Financing”) consummated on September 24, 2019, including the issuance of such shares of our common stock in excess of the amount permissible under NASDAQ rules (the “Exchange Cap”) (collectively, the “Warrant Issuance”). On the same day, the holders of a majority of the Company’s outstanding common stock consented to the same. Our Board of Directors did so because they believe the preservation of our net operating loss carryovers (“NOLs”) and net capital loss carryovers (“NCLs”) is critical to minimizing our U.S. federal income tax liability and that the Note Financing was necessary to ensure the long-term growth of the Company.

Interests of Certain Persons in Matters Acted Upon

Our officers and directors will be subject to the restrictions on transfer effected by the 382 Amendment to the extent they are or may become shareholders that own 4.9% or more of the value of our common stock (such ownership percentage determined in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and the treasury regulations promulgated thereunder)(“Substantial Stockholders”), and consequently our officers and directors may be deemed to have an interest in the approval of the 382 Amendment. Other than as described above, and except in their capacity as stockholders (which interest does not differ from that of the other holders of Company’s common stock, expect to the extent that our Chairman and CEO Mr. Terren Peizer has agreed to indemnify the investors in the Note Financing for losses that may be caused should he take certain tax positions with respect to the holdings of our common stock), none of our officers, directors, or any of their respective affiliates or associates has any interest in the matters being acted upon.

AUTHORIZATION OF THE 382 AMENDMENT

Background and Purpose of the 382 Amendment

We have available NOLs, NCLs and certain other tax attributes to offset our future taxable income. NOLs and NCLs benefit us by offsetting future taxable income, if any, dollar-for-dollar and thereby eliminating the U.S. federal corporate income tax on such income. The benefit of the NOLs, NCLs and certain other tax attributes can be reduced or eliminated if we undergo an ownership change, or Ownership Change, as defined in the Code. Generally, there is an “Ownership Change” if, at any time, one or more 5% shareholders (as defined in the Code) have aggregate increases in their ownership in the corporation of more than 50 percentage points looking back over the relevant testing period, which can occur as a result of acquisitions and certain dispositions of common stock by 5% shareholders. Our Board believes that it is in the best interests of our company and our stockholders to adopt provisions in our certificate of incorporation, which provisions we refer to in this information statement as the Section 382 Ownership Limit, that are designed, subject to certain exceptions, to restrict direct and indirect acquisitions or dispositions of our equity securities if such transactions will affect the percentage of stock that is treated as owned by a Substantial Stockholder.

Reason and Purpose of Section 382 Ownership Limit

The Section 382 Ownership Limit is designed, subject to certain exceptions, to restrict direct and indirect acquisitions of our common stock that could result in the imposition of limitations on our use, for U.S. federal income tax purposes, of the NOLs, NCLs and certain other tax attributes that are and will be available to us, as discussed more fully below.

Our NOLs and NCLs and a Description of Section 382 and Section 383

We have NOLs that are expected to offset a substantial portion of any future taxable income and gain. Therefore, we believe the preservation of such NOLs and NCLs is critical to minimizing our U.S. federal income tax liability. We also may recognize losses and deductions ("built-in losses") in future years with respect to assets whose value currently exceeds our tax basis in such assets. Sections 382 and 383 of the Code impose significant limitations on the ability of a corporation to use its NOLs and NCLs to offset income in circumstances where such corporation has experienced an Ownership Change. Those sections may also limit our ability to use any built-in losses recognized within five years of any such Ownership Change. Generally, there is an Ownership Change if, at any time, one or more 5% shareholders (as defined in the Code) have aggregate increases in their ownership in the corporation of more than 50 percentage points looking back over the relevant testing period. The relevant testing period is generally the prior three-year period, but the testing period generally does not begin before the first year in which a NOL or NCL was generated, unless the corporation has a net unrealized built-in loss at the time of an Ownership Change. We currently have a net unrealized built-in loss. The principal reason for adopting the 382 Amendment is to prevent investors from aggregating or reducing ownership in our company and triggering an Ownership Change.

Principal Effects of the 382 Amendment

To implement the 382 Amendment, on the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of October    , 2019, we will amend our Certificate of Incorporation by filing a Amended and Restated Certificate of Incorporation in substantially the form of Appendix A with the Delaware Secretary of State. The Amended and Restated Certificate of Incorporation integrates all amendments we have made to our Certificate of Incorporation since the time of incorporation and adds the provisions regarding the 382 Amendment. The 382 Amendment will generally prohibit any direct or indirect sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition of shares of common stock of our company or rights or options to purchase common stock of our company or any other interests that would be treated as stock of our company under the income tax regulations promulgated under the Code, if as a result of such sale, transfer, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, pledge or other disposition, any person or group becomes a Substantial Stockholder, which generally includes a person or group that beneficially owns 4.9% or more of the market value of the total outstanding shares of common stock of our company, or the percentage of common stock of our company owned by a Substantial Stockholder would be increased or decreased. As a result of these restrictions, certain transfers of stock by existing Substantial Stockholders would be prohibited. Any attempted transfer in violation of the foregoing restrictions will be null and void unless the transferor or transferee obtains the written approval of our Board. No employee or agent of our company will record any purported transfer to the extent that such transfer is prohibited by the 382 Amendment, and the purported transferee will not be entitled to any rights of stockholders of our company with respect to the securities that are the subject of the prohibited transfer, including the right to vote such securities and to receive dividends or distributions, whether liquidating or otherwise, in respect of such securities.

Following the effectiveness of the 382 Amendment, if our Board determines that a transfer would be prohibited, then, upon our written demand, the purported transferee will transfer the securities that are the subject of the prohibited transfer, or cause such securities to be transferred, to an agent designated by our Board. The agent will sell the securities to a buyer or buyers, which may include our company, in one or more arm's-length transactions that comply with the 382 Amendment. If the purported transferee has resold the securities before receiving our demand to surrender them to our agent, the purported transferee will be deemed to have sold the securities for the agent and will be required to transfer to the agent any distributions received with respect to such securities and any proceeds of the sale of such securities (except for any proceeds which our company grants the purported transferee written permission to retain and which do not exceed the amount that the purported transferee would have received from the agent if the agent had resold such securities). The proceeds of the sale of any such securities will be applied first to the agent to cover its costs and expenses, second to the purported transferee, up to the lesser of the amount paid by the purported transferee for the securities or the fair market value of the securities at the time of the attempted transfer, and third to one or more charitable organizations selected by our Board. In no event will the proceeds of the sale of such securities inure to our benefit.

The 382 Amendment will, subject to certain exceptions, require any person who acquires or attempts to acquire shares of our common stock or rights or options to purchase our common stock or any other interests that would be treated as our stock under the income tax regulations in violation of the Section 382 Ownership Limit described above to provide to us such other information as we may request in order to determine the effect, if any, of such purported transfer on the preservation and usage of the benefit of our NOLs, NCLs and certain other tax attributes.

Upon effectiveness of the 382 Amendment, all certificates representing newly issued shares of our stock as well as certificates issued in connection with the transfer of shares that are subject to the foregoing restrictions will bear a legend referencing such restrictions.

Continued Risk of Ownership Change

Despite the adoption of the Section 382 Ownership Limit, there still remains a risk that certain changes in relationships among stockholders or other events will cause an Ownership Change of our company under Section 382 and Section 383 of the Code, including as a result of transfers that do not violate the Section 382 Ownership Limit. We believe the Section 382 Ownership Limit is enforceable against shareholders that vote in favor of the 382 Amendment. The Internal Revenue Service, or IRS, has issued several private letter rulings in this area which indicate that, to the extent Section 382 Ownership Limit is enforceable and is enforced by a company, its terms will be respected for purposes of applying Section 382 and Section 383 of the Code. However, private letter rulings issued by the IRS cannot be relied upon as legal precedent. There can be no assurance, therefore, that if acquisitions in violation of the Section 382 Ownership Limit are attempted, the IRS will not assert that such acquisitions have U.S. federal income tax significance notwithstanding the Section 382 Ownership Limit.

Although the 382 Amendment is intended to reduce the likelihood of an Ownership Change, we cannot assure you that it would prevent all transfers of common stock that could result in such an Ownership Change. In particular, absent a court determination, we cannot assure you that the 382 Amendment’s restrictions on acquisitions of common stock will be enforceable against all stockholders, and they may be subject to challenge on equitable grounds.

Board Power to Waive or Modify Section 382 Ownership Limit

The Section 382 Ownership Limit will not apply if the proposed transferor did not vote in favor of the 382 Amendment or the transferor or transferee obtains an exemption from such restrictions from our Board. Our Board may grant or deny such exemption in its sole and absolute discretion and may grant such exemption prospectively or retroactively. As a condition to granting an exemption, our Board may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board that the transfer will not result in any limitation on the use of the benefit of our NOLs, NCLs or certain other tax attributes.

Anti-Takeover Effects

You should be aware that the Section 382 Ownership Limit may have anti-takeover effects in that, subject to the limitations set forth above, it will restrict the ability of a person or entity or group to accumulate our common stock such that they become a Substantial Stockholder. Although the Section 382 Ownership Limit is designed as a protective measure to preserve and protect our NOLs, NCLs and certain other tax attributes, the Section 382 Ownership Limit may, if our Board does not grant an exemption, have the effect of impeding or discouraging an acquisition of common stock tender offer or other transaction, even if such a transaction may be favorable to the interests of some or all of our stockholders. This might prevent our common stockholders from realizing an opportunity to sell all or a portion of their shares of our stock at higher than market prices. In addition, the Section 382 Ownership Limit may impede the assumption of control by a holder of a large block of common stock and the removal of incumbent directors and management, even if such removal may be beneficial to all of our stockholders.

The Section 382 Ownership Limit is not in response to any effort that we are aware of to accumulate our common stock or to obtain control of our company. Our Board considers the Section 382 Ownership Limit to be reasonable and in the best interests of our company and our stockholders because the Section 382 Ownership Limit reduces certain of the risks that we will be unable to utilize our available NOLs, NCLs and certain other tax attributes. In the opinion of our Board, the fundamental importance to us and our stockholders of maintaining the availability of the NOLs, NCLs and certain other tax attributes is a more significant consideration than any indirect anti-takeover effect the Section 382 Ownership Limit may have.

The anti-takeover effect should also be considered in light of other existing circumstances applicable to us, which could also have the effect of preventing a takeover. For example, pursuant to our amended and restated certificate of incorporation, our Board, with the approval of a majority of the entire Board and without any action by our stockholders, will be able to authorize the issuance of one or more classes or series of preferred stock that we have authority to issue. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a change of control or other transaction that might involve a premium price for holders of our common stock or otherwise be in the interests of our stockholders.

Possible Effects on Liquidity

The Section 382 Ownership Limit will restrict a stockholder's ability to acquire, directly or indirectly, additional shares of our common stock in excess of the specified limitations. Furthermore, a stockholder's ability to dispose of such stockholder's stock may be restricted as a result of the Section 382 Ownership Limit, and a stockholder's ownership of common stock may become subject to the Section 382 Ownership Limit upon the actions taken by certain related persons. Following the effectiveness of the Section 382 Ownership Limit, we will impose a legend reflecting the Section 382 Ownership Limit on certificates representing newly issued or transferred shares of common stock or, in the case of uncertificated shares, notify the registered owners of the Section 382 Ownership Limit. These restrictions increase any risks associated with the ownership of our common stock and may also result in a decreased valuation of such stock due to the resulting restrictions on acquisition to persons directly or indirectly owning or seeking to acquire a significant block of our common stock.

AUTHORIZATION OF THE WARRANT ISSUANCE

Background and Purpose of the Note Financing

On September 24, 2019 (the “Closing Date”), the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”), by and among the Company, certain subsidiaries of the Company party thereto as guarantors, Goldman Sachs Specialty Lending Group, L.P. (“GSSLG”), and any other purchasers party thereto from time to time (collectively, the “Purchaser”) and GSSLG, as collateral agent, in connection with the sale of senior secured notes of the Company in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Under the Note Purchase Agreement, the Company agreed to sell to the Purchaser up to $45.0 million aggregate principal amount of senior secured notes (the “Notes”), which bear interest at either a floating rate plus an applicable margin in the case of Notes subject to cash interest payments or a floating rate plus a slightly higher applicable margin in the case of Notes as to which current interest has been capitalized during the first twelve months following the Closing Date, at our option. The applicable margins are subject to stepdowns, in each case, following the achievement of certain financial ratios. On the Closing Date, we sold an aggregate of $35.0 million in principal amount of Notes as to which we elected the cash interest payment option and, subject to the achievement of threshold trailing six month annualized revenue targets and certain other conditions, the Purchaser is obligated to purchase up to an additional $10.0 million in principal amount of Notes during the period from the Closing Date until the second anniversary thereof. The entire principal amount of the Notes is due and payable on the fifth anniversary of the Closing Date (the “Maturity Date”) unless earlier redeemed upon the occurrence of certain mandatory prepayment events, including with the proceeds of equity or debt issuances, 50% of excess cash flow, asset sales and the amount by which total debt exceeds an applicable leverage multiple. The Company’s obligations under the Note Purchase Agreement are unconditionally guaranteed by certain of the Company’s subsidiaries and secured by a lien on substantially all of the present and future property and assets of the Company and such subsidiaries, in each case, subject to customary exceptions and exclusions.

The Note Purchase Agreement contains customary events of default, including, among others, payment default, bankruptcy events, cross-default, breaches of covenants and representations and warranties, change of control, judgment defaults and an ownership change within the meaning of Section 382 of the Internal Revenue Code, as well as compliance with certain post-closing obligations including the effectiveness of the 382 Amendment.

On the Closing Date, the Company issued to Special Situations Investing Group II, LLC (the “Holder”), a Purchase Warrant for common stock (the “Warrant”) pursuant to which the Holder may purchase shares of the Company’s common stock in an aggregate amount of up 173,255 shares (the “Warrant Shares”). The Warrant was issued to the Holder in a private placement exempt from registration under the Securities Act. The Warrant Shares represent one percent (1%) of the common stock outstanding as of the date of the Warrant.

The Warrant may be exercised by the Holder at an exercise price equal to $17.32 and will expire on September 24, 2026. The Warrant contains standard adjustment provisions in the event of additional stock issuances below the exercise price of the warrant, stock splits, combinations, rights offerings and similar transactions. The Holder will not have the right to exercise any portion of the Warrant if the Holder would beneficially own in excess of 4.9% of the Common Shares outstanding immediately after giving effect to such exercise, which percentage may, however, be raised or lowered, at the option of the Holder upon at least 61 days’ prior notice to the Company, or if such issuance would exceed the Exchange Cap, unless such issuance is approved by a majority of the Company’s stockholders. The Warrant requires the Company to obtain such approval from its stockholders, which it has subject to the effectiveness of this information statement.

The Warrant provides the Holder with a right to notice of certain specified corporate actions, including the selection of a record date for dividends or distributions. The Warrant also grants certain preemptive rights, information rights, registration rights and indemnification rights to the Holder.

The Warrant can be exercised for cash or on a cashless basis. The cash proceeds from the issuance of the Warrant and any exercise of the Warrant for cash will be used by the Company for general corporate purposes.

NASDAQ Listing Requirements and the Necessity of Stockholder Approval

We are subject to the NASDAQ Listing Rules because our Common Stock is currently listed on NASDAQ. The issuance of shares of our Common Stock upon exercise of the Warrant issued in connection with the Note Financing implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on NASDAQ. NASDAQ Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. As a result of certain potential anti-dilution adjustments to the exercise price of the Warrant, the issuance of our common stock upon exercise of the Warrant may be at a discount to the market value of our common stock as of the Closing Date within the meaning of NASDAQ Listing Rule 5635(d).

Principal Stockholders

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October    , 2019 for (a) each stockholder known by us to own beneficially more than 5% of our common stock (b) our named executive officers, (c) each of our directors, and (d) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of October    , 2019 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 16,585,199 shares of common stock outstanding on October    , 2019.

			Total
		Shares	common
	Common	beneficially	stock	Percent
	stock	owned	beneficially	of
Name of beneficial owner (1)	owned (2)	(3)	owned	class (3)
Directors and Named Executive Officers:
Terren S. Peizer (4)	9,186,576	1,274,339	10,460,915	58.6%
Richard A. Anderson (5)	-	24,958	24,958	*
Christopher Shirley (6)	-	64,687	64,687	*
Richard A. Berman (7)	-	141,002	141,002	*
Robert Rebak	-	7,129	7,129	*
Michael Sherman (8)	15,500	90,284	105,784	*
Edward J. Zecchini (9)	-	25,518	25,518	*
Sharon R. Gabrielson (10)	-	25,518	25,518	*
Diane Seloff (11)	-	25,518	25,518	*

All directors and named executive officers as a group (9 persons)	9,202,076	1,687,953	10,890,029	59.8%

5% Stockholders
Shamus, LLC(12)	1,071,461	-	1,071,461	6.5%

* Less than 1%

(1)	Except as set forth below, the mailing address of all individuals listed is c/o Catasys, Inc., 2120 Colorado Boulevard, Suite 230, Santa Monica, California 90404.
(2)

The number of shares beneficially owned includes shares of common stock in which a person has sole or shared voting power and/or sole or shared investment power. Except as noted below, each person named reportedly has sole voting and investment powers with respect to the common stock beneficially owned by that person, subject to applicable community property and similar laws.

(3)

On October    , 2019, there were 16,585,199 shares of common stock outstanding. Common stock not outstanding but which underlies options and rights (including warrants) vested as of or vesting within 60 days after October    , 2019, is deemed to be outstanding for the purpose of computing the percentage of the common stock beneficially owned by each named person (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose.

(4)

Consists of warrants to purchase 1,249,189 shares of common stock and options to purchase 25,150 shares of common stock, which are exercisable within 60 days. 9,186,576 shares of common stock are held of record by Acuitas Group Holdings, LLC, a limited liability company 100% owned by Terren S. Peizer, and as such, Mr. Peizer may be deemed to beneficially own or control. Mr. Peizer disclaims beneficial ownership of any such securities

(5)	Includes options to purchase 24,958 shares of common stock, which are exercisable within the next 60 days.
(6)	Includes options to purchase 64,687 shares of common stock, which are exercisable within the next 60 days.
(7)	Includes options to purchase 141,002 shares of common stock, which are exercisable within the next 60 days.
(8)	Includes options to purchase 7,129 shares of common stock, which are exercisable within the next 60 days.
(8)	Consists of 15,500 shares of common stock and options to purchase 90,284 shares of common stock, which are exercisable within the next 60 days.
(9)	Includes options to purchase 28,518 shares of common stock, which are exercisable within the next 60 days.
(10)	Includes options to purchase 28,518 shares of common stock, which are exercisable within the next 60 days.
(11)	Includes options to purchase 28,518 shares of common stock, which are exercisable within the next 60 days.
(12)

As the sole member of Shamus, LLC (“Shamus”), The Coast Fund L.P. ("Coast Fund") may be deemed to beneficially own all common stock beneficially owned by Shamus. Similarly, as the managing general partner of the Coast Fund, Coast Offshore Management (Cayman), Ltd. ("Coast Offshore Management") may be deemed to beneficially own all common stock beneficially owned by the Coast Fund. Except to the extent it is deemed to beneficially own any common stock beneficially owned by Shamus, neither the Coast Fund nor Coast Offshore Management beneficially owns any common stock. As the president of Coast Offshore Management, Mr. David E. Smith may be deemed to beneficially own all common stock beneficially owned by Coast Offshore Management, Coast Fund and Shamus. In addition, Mr. David E. Smith directly owns 1,570 shares of common stock. As a result, Mr. David E. Smith may be deemed to beneficially own, in the aggregate, 1,073,031 shares of our common stock. Information derived from a Schedule 13D/A filed on July 17, 2019.

VOTE OBTAINED — DELAWARE LAW

Section 242 of the Delaware General Corporation Law (the “DGCL”) provides that every amendment to the Company’s certificate of incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of the holders of at least a majority of the shares of voting stock entitled to vote on any such amendment. Section 228 of the DGCL provides that, unless otherwise provided in the Company’s Certificate of Incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Neither the Company’s certificate of incorporation nor its by-Laws prohibit the taking of action by its stockholders by written consent. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize this provision under Delaware law and obtained the written consent of the holders of a majority in interest of our voting securities. As of October    , 2019 there were 16,585,199 shares of common stock of the Company issued and outstanding. Each holder of common stock is entitled to one vote for each share held by such holder.

On September 24, 2019, a stockholder holding in the aggregate 9,186,576 shares of Common Stock or approximately 55% of the common stock outstanding on such date, approved the 382 Amendment and the Warrant Issuance, subject to the effectiveness of the mailing of this Information Statement. Section 228 of the DGCL provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or prior notice given regarding such action.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly and without charge, upon written or oral request, a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. Security holders sharing an address and receiving a single copy may send a request to receive separate information statements and similar future documents to the Company at the following address: Catasys, Inc., 2120 Colorado Boulevard, Suite 230, Santa Monica, California 90404 or by calling (310) 444-4300.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the SEC. Reports and other information filed by the Company can be accessed on the SEC website at www.sec.gov where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

THIS INFORMATION STATEMENT IS DATED OCTOBER   , 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

This Information Statement is first being mailed or furnished to stockholders on or about October   , 2019. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

By Order of the Board of Directors

October     , 2019

Appendix A

Form of Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CATASYS, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Catasys, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1.      That the Corporation filed its Certificate of Incorporation with the Delaware Secretary of State on September 29, 2003 under the name Hythiam, Inc.; filed an Amendment to its Certificate of Incorporation with the Delaware Secretary of State on March 9, 2011 to change its name to Catasys, Inc.; filed an Amendment, as corrected by the Certificate of Correction, to its Certificate of Incorporation with the Delaware Secretary of State on September 1, 2011 to combine every forty (40) shares of the Corporation’s common stock, $0.0001 par value per share (“Common Stock”), into one (1) share of Common Stock; filed an Amendment to its Certificate of Incorporation with the Delaware Secretary of State on August 6, 2012 to increase the Corporation’s authorized capital; and filed an Amendment to its Certificate of Incorporation with the Delaware Secretary of State on May 3, 2013 to combine every ten (10) shares of the Corporation’s Common Stock into one (1) share of Common Stock; and filed an Amendment to its Certificate of Incorporation with the Delaware Secretary of State on April 21, 2017 to combine every six (6) shares of the Corporation’s Common Stock into one (1) share of Common Stock effective April 24, 2017 (as amended, the “Certificate”).

2.      That the Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated to read in its entirety as follows:

FIRST: The name of the corporation is:

Catasys, Inc. (the “Corporation”).

SECOND:        The address of the registered office of the Corporation in the State of Delaware is 850 New Burton Road Suite 201, Dover in Kent County. The name of the registered agent at such address is Cogency Global Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH:       1. The authorized capital stock of the Corporation shall consist of 550,000,000 shares, of which 500,000,000 shares shall be designated as Common Stock, each with a par value of $0.0001 per share (the “Common Stock”), and fifty million (50,000,000) shares shall be designated as Preferred Stock, each with a par value $0.0001 per share (the “Preferred Stock”).

2. Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class of series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the “Board”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the DGCL.

FIFTH:         Elections of directors need not be by written ballot unless a duly adopted bylaw of the Corporation shall so provide.

SIXTH:        1. To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director. If the DGCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time. No amendment or repeal of this Article Sixth shall adversely affect any right or protection of a director of the Corporation provided hereunder with respect to any act or omission occurring prior to such amendment or repeal.

2. The Corporation shall indemnify to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person, or his or her testator or intestate, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or enterprise. Nothing contained herein shall affect any rights to indemnification to which any person may be entitled by law. No amendment or repeal of this Article Sixth shall adversely affect any right to indemnification provided hereunder with respect to any act or omission occurring prior to such amendment or repeal

3. In furtherance and not in limitation of the powers conferred by statute:

(a)     the Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and

(b)     the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

SEVENTH:      In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, alter and repeal the bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any bylaw whether adopted by them or otherwise.

EIGHTH:

(a)      Definitions. As used in this Article Eighth, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any provisions of the Treasury Regulations shall include any successor provisions):

“Agent” has the meaning set forth in paragraph (f) of this Article Eighth.

“Code” means the Internal Revenue Code of 1986, as amended.

“Corporation Securities” means (i) shares of Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code or treated as so described pursuant to Treasury Regulation § 1.382-2(a)(3)(i)), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock of the Corporation, and (iv) any other interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

“Effective Date” means the date on which the Corporation's Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware providing for this Article Eighth.

“Excess Securities” has the meaning given such term in paragraph (e) of this Article Eighth.

“Expiration Date” means the earliest of—

(i)       the repeal, amendment or modification of Section 382 of the Code (and any comparable successor provision and any similar state or local provision applicable to the Corporation) in such a way as to render the restrictions imposed by such section of the Code (and any similar state or local provision) no longer applicable to the Corporation;

(ii)      the beginning of a taxable year of the Corporation (or any successor thereof) in which no Tax Benefits are available; and

(iii)     the date selected by the Board of Directors, if the Board of Directors determines in good faith that the limitation amount imposed by Section 382 of the Code (and any similar state or local provision), as of such date, in the event of an “ownership change” of the Corporation (as defined in Section 382 of the Code) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” within the meaning of Section 382 of the Code (and any similar state or local provision) of the Corporation.

“Indirect Securities” has the meaning set forth in paragraph (h) of this Article Eighth.

“Percentage Securities Ownership” means the percentage Securities Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code, as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision.

“Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, estate, trust, unincorporated association or similar organization or other entity or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treasury Regulation § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity or group.

“Prohibited Distributions” has the meaning given such term in paragraph (f) of this Article Eighth.

“Prohibited Transfer” means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article Eighth.

“Proposed Transaction” has the meaning set forth in paragraph (c)(ii) of this Article Eighth.

“Purported Transferee” has the meaning set forth in paragraph (e) of this Article Eighth.

“Purported Transferor” has the meaning set forth in paragraph (f)(ii) of this Article Eighth.

“Request” has the meaning set forth in paragraph (c)(ii) of this Article Eighth.

“Requesting Person” has the meaning set forth in paragraph (c)(ii) of this Article Eighth.

“Securities Ownership” means any direct or indirect ownership of Corporation Securities, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Code Section 382 and the Treasury regulations thereunder.

“Substantial Stockholder” means a Person with a Percentage Securities Ownership of 4.9% or more.

“Substantial Stockholder Transaction” means any Transfer described in clause (i) or (ii) of paragraph (b) of this Article Eighth.

“Tax Benefit” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, disallowed business interest expense carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Code Section 382 (or any similar tax attribute for state and/or local purposes), of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” means the acquisition or disposition, directly or indirectly, of ownership of Corporation Securities by any means, including, without limitation, (i) the creation or grant of any pledge (or other security interest), right or option with respect to Corporation Securities, including, without limitation, an option described in Treasury Regulation § 1.382-4(d)(8) or (9), (ii) the exercise of any such pledge, right or option, (iii) any sale, assignment, conveyance or other disposition, or (iv) any other transaction treated under the applicable rules under Section 382 of the Code as a direct or indirect acquisition or disposition (including the acquisition of an ownership interest in a Substantial Stockholder), but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered an owner within the meaning of the federal income tax laws.

(b)   Restrictions on Transfers. Any attempted Transfer of Corporation Securities from and after the Effective Date and prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio—

(i)      if the transferor is a Substantial Stockholder or such Transfer results in a decrease in the Percentage Securities Ownership of any Substantial Stockholder; or

(ii)     to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either—

(1)     any Person or group of Persons would become a Substantial Stockholder, or

(2)     the Percentage Securities Ownership in the Corporation of any Substantial Stockholder would be increased.

(c)   Exceptions.

(i)     The restrictions set forth in paragraph (b) of this Article Eighth shall not apply to an attempted Transfer that is a Substantial Stockholder Transaction if the transferor or the transferee obtains the prior written approval of the Board of Directors in accordance with paragraph (c)(ii) of this Article Eighth.

(ii)    Any Person who desires to effect an otherwise Prohibited Transfer (a “Requesting Person”) shall, prior to the date of such transaction for which the Requesting Person seeks authorization (the “Proposed Transaction”), request in writing (a “Request”) that the Board of Directors review the Proposed Transaction and authorize or not authorize the Proposed Transaction in accordance with paragraph (c)(ii) of this Article Eighth. A Request shall be delivered to the Secretary of the Corporation at the Corporation's principal place of business. Such Request shall be deemed to have been received by the Corporation when actually received. A Request shall include—

(1)     the name, address and telephone number of the Requesting Person;

(2)     the number and Percentage Securities Ownership of Corporation Securities (by type) then beneficially owned by the Requesting Person;

(3)     a reasonably detailed description of the Proposed Transaction or Proposed Transactions for which the Requesting Person seeks authorization; and

(4)     a request that the Board of Directors authorize the Proposed Transaction pursuant to paragraph (c) of this Article Eighth.

The Board of Directors shall, in good faith, endeavor to respond to each Request within twenty (20) Business Days of receiving such Request; provided, however, that the failure of the Board of Directors to respond during such twenty (20) Business Day period shall not be deemed to be a consent to the Transfer. The Board of Directors may authorize a Proposed Transaction unless the Board of Directors determines in good faith that the Proposed Transaction, considered alone or with other transactions (including, without limitation, past transactions or contemplated transactions), would create a material risk that the Tax Benefits may be jeopardized. Any determination by the Board of Directors not to authorize a Proposed Transaction shall cause such Proposed Transaction to be deemed a Prohibited Transfer.

The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with authorizing any Proposed Transaction. In addition, the Board of Directors may require an affidavit, representations and/or other documentation from such Requesting Person or opinions of counsel to be rendered by counsel selected by the Requesting Person (and reasonably acceptable to the Board of Directors), in each case, as to such matters as the Board of Directors may reasonably determine with respect to the preservation of the Tax Benefits.

(iii)     If so required by the Board of Directors, any Requesting Person who makes a Request to the Board of Directors shall reimburse the Corporation, within thirty (30) days of demand therefor, for all reasonable out-of pocket costs and expenses incurred by the Corporation with respect to any Proposed Transaction, including, without limitation, the Corporation's reasonable costs and expenses incurred in determining whether to authorize the Proposed Transaction, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Board of Directors to advise the Board of Directors or deliver an opinion thereto. The Board of Directors may require, as a condition to its consideration of the Request, that the Requesting Person execute an agreement in form and substance satisfactory to the Corporation providing for the reimbursement of such costs and expenses.

(d)         Legend.

(i)     Each certificate or book-entry, and any notice of issuance provided to stockholders, representing shares of Common Stock of the Corporation shall, if so determined by the Board of Directors, conspicuously include the following legend:

“THE GOVERNING DOCUMENTS OF THE CORPORATION CONTAIN RESTRICTIONS PROHIBITING THE TRANSFER OF ANY STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A HOLDER OF 4.9% OR MORE OF THE OUTSTANDING STOCK, AS DETERMINED UNDER THE CODE AND SUCH REGULATIONS (A “SUBSTANTIAL STOCKHOLDER”) OR WOULD CREATE A SUBSTANTIAL STOCKHOLDER. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES TO THE CORPORATION'S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“INDIRECT SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE INDIRECT SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT INDIRECT SECURITIES TO CAUSE THE SUBSTANTIAL STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE RELEVANT GOVERNING DOCUMENTS, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates representing shares of Common Stock of the Corporation that are subject to conditions imposed by the Board of Directors under paragraph (c) of this Article Eighth bear a conspicuous legend referencing any applicable restrictions imposed by the Board of Directors.

(ii)     The Corporation shall have the power to make appropriate notations upon its stock transfer records and to instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this Article Eighth for any uncertificated Corporation Securities or Corporation Securities held in an indirect holding system, and the Corporation shall provide notice of the restrictions on transfer and ownership to holders of uncertificated shares in accordance with applicable law.

Without limiting the foregoing, the Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article Eighth, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person's actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this Article Eighth, as a condition to registering any transfer.

(e)   Excess Securities. No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to paragraph (f) of this Article Eighth or until an approval is obtained under paragraph (c) of this Article Eighth. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, such Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of paragraph (e) or paragraph (f) of this Article Eighth shall also be a Prohibited Transfer.

(f)   Transfer to Agent.

(i)     If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer pursuant to paragraph (b)(ii) of this Article Eighth, then, upon written demand by the Corporation sent within thirty (30) days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (“Prohibited Distributions”), to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm's-length transactions; provided, however, that any such sale must not constitute a Prohibited Transfer; and provided further that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to paragraph (g) of this Article Eighth if the Agent, rather than the Purported Transferee, had resold the Excess Securities.

(ii)     If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer pursuant to paragraph (b)(i) of this Article Eighth, the purported transferor of such Prohibited Transfer (the “Purported Transferor”) shall, upon written demand by the Corporation, deliver to the Agent the sales proceeds from the Prohibited Transfer (in the form received, i.e., whether in cash or other property), and the Agent shall thereupon sell any non-cash consideration to a buyer or buyers in one or more arm's-length transactions. If the Purported Transferee is determinable and any Excess Securities have not been resold, the Agent (after deducting amounts necessary to cover its costs and expenses incurred in connection with its duties hereunder) shall, to the extent possible, return the Excess Securities and any Prohibited Distributions to the Purported Transferor, and shall reimburse the Purported Transferee from the sales proceeds received from the Purported Transferor (or the proceeds from the disposition of any non-cash consideration) for the cost of any Excess Securities.

If the Purported Transferee is not determinable, or to the extent the Excess Securities have been resold or it is not otherwise possible to return the Excess Securities to the Purported Transferor, the Agent (after deducting amounts necessary to cover its costs and expenses incurred in connection with its duties hereunder) shall use the proceeds to acquire on behalf of the Purported Transferor, in one or more arm's-length transactions, an equal amount of Corporation Securities in replacement of the Excess Securities sold; provided, however, that, to the extent the amount of proceeds is not sufficient to fund the purchase price of such Corporation Securities and the Agent's costs and expenses, the Purported Transferor shall promptly fund such amounts upon demand by the Agent. Any remaining amounts held by the Agent shall be paid in accordance with paragraph (g)(iii) of this Article Eighth.

(g)   Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows:

(i)      first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder;

(ii)     second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and

(iii)    third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors; provided, however, that if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales) represent a 5% or greater Percentage Securities Ownership in any class of Corporation Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Securities exceeding a 5% Percentage Securities Ownership interest in such class shall be paid to two or more organizations qualifying under section 501(c)(3) of the Code selected by the Board of Directors, such that no organization qualifying under section 501(c)(3) of the Code shall be deemed to possess a Percentage Securities Ownership in excess of 4.99%.

The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee's sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to paragraph (g) of this Article Eighth. In no event shall the proceeds of any sale of Excess Securities pursuant to paragraph (g) of this Article Eighth inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

(h)    Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Indirect Securities”), but which would cause a Substantial Stockholder to violate a restriction on Transfers provided for in this Article Eighth, the application of paragraph (f) and paragraph (g) of this Article Eighth shall be modified as described in paragraph (h) of this Article Eighth. In such case, no such Substantial Stockholder shall be required to dispose of any interest that is not an Indirect Security, but such Substantial Stockholder and/or any Person whose ownership of Indirect Securities is attributed to such Substantial Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Indirect Securities (which Indirect Securities shall be disposed of in the inverse order in which they were acquired) to cause such Substantial Stockholder, following such disposition, not to be in violation of this Article Eighth. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Indirect Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in paragraph (f) and paragraph (g) of this Article Eighth; provided that the maximum aggregate amount payable either to such Substantial Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Substantial Stockholder or such other Person.

The purpose of paragraph (h) of this Article Eighth is to extend the restrictions in paragraph (b) and paragraph (f) of this Article Eighth to situations in which there is a Substantial Stockholder Transaction without a direct Transfer of Corporation Securities, and paragraph (h) of this Article Eighth, along with the other provisions of Article Eighth, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

(i)    Legal Proceedings. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to paragraph (f) of this Article Eighth (whether or not made within the time specified in paragraph (f) of this Article Eighth), then the Corporation shall use its reasonable best efforts to take all actions necessary to enforce the provisions hereof, and/or enjoin or rescind any violation hereof, including the institution of legal proceedings to compel the surrender. Nothing in paragraph (i) of this Article Eighth shall (x) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article Eighth being void ab initio, (y) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (z) cause any failure of the Corporation to act within the time periods set forth in this Article Eighth to constitute a waiver or loss of any right of the Corporation under this Article Eighth.

(j)    Damages. Any stockholder subject to the provisions of this Article Eighth who knowingly violates the provisions of this Article Eighth, and any Persons controlling, controlled by or under common control with such stockholder, shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the corporation's ability to utilize its Tax Benefits, and attorneys' and auditors' fees incurred in connection with such violation.

(k)    Obligation to Provide Information. At the request of the Corporation, any Person that is a beneficial, legal or record holder of Corporation Securities, any proposed transferor or transferee and any Person controlling, controlled by or under common control with the proposed transferor or transferee shall provide such information as the Corporation may reasonably request as may be necessary from time to time in order to determine compliance with this Article Eighth or the status of the Corporation's Tax Benefits. In furtherance thereof, as a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal or record holder of Corporation Securities, any proposed transferee and any Person controlling, controlled by or under common control with the proposed transferee shall provide an affidavit containing such information as the Corporation may reasonably request from time to time in order to determine compliance with this Article Eighth or the status of the Tax Benefits of the Corporation.

(l)    Board Authority.

(i)      The Board of Directors of the Corporation shall have the power to determine all matters necessary for assessing compliance with this Article Eighth, including, without limitation,—

(1)     the identification of Substantial Stockholders;

(2)     whether a Transfer is a Substantial Stockholder Transaction or a Prohibited Transfer;

(3)     the Percentage Securities Ownership in the Corporation of any Substantial Stockholder;

(4)     whether an instrument constitutes a Corporate Security or Indirect Security;

(5)     the amount (or fair market value) due to a Purported Transferee pursuant to paragraph (g) of this Article Eighth; and

(6)     any other matters which the Board of Directors determines to be relevant;

and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article Eighth.

In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind any bylaws, regulations, policies and procedures of the Corporation not inconsistent with the provisions of this Article Eighth for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation's ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article Eighth.

(ii)     Nothing contained in this Article Eighth shall limit the authority of the Board of Directors to take such other action, to the extent permitted by law, as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution,—

(1)     accelerate the Expiration Date,

(2)     modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article Eighth;

(3)     modify the definitions of any terms set forth in this Article Eighth; or

(4)     modify the terms of this Article Eighth as appropriate to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise;

provided, however, that the Board of Directors shall not cause there to be such acceleration, change or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Such written resolution of the Board of Directors shall be filed with the Secretary of the Corporation. Stockholders of the Corporation shall be notified of such determination through such method of notice as the Secretary of the Corporation shall deem appropriate.

(iii)    In the case of an ambiguity in the application of any of the provisions of this Article Eighth, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article Eighth requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article Eighth. All such actions, calculations, interpretations and determinations which are taken or made by or on behalf of the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article Eighth.

(iv)     The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article Eighth through duly authorized officers or agents of the Corporation.

(v)      Nothing in this Article Eighth shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

(m)  Reliance. The Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief operating officer or the chief accounting officer, and any other duly appointed officer of the Corporation or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article Eighth, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith.

(n)  Benefits. Nothing in this Article Eighth shall be construed to give to any Person, other than the Corporation or the Agent, any legal or equitable right, remedy or claim under this Article Eighth. This Article Eighth shall be for the sole and exclusive benefit of the Corporation and the Agent.

(o)  Securities Exchange Transactions. Nothing in this Article Eighth (including, without limitation, any determinations made, or actions taken, by the Board of Directors pursuant to Section (c) of Article Eighth) is intended to prevent the Corporation Securities from being DTC-eligible nor shall preclude the settlement of any transaction entered into through the facilities of a national securities exchange or any national securities quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article Eighth and any Corporation Securities and Persons involved in such transaction shall be subject to all of the provisions and limitations set forth in this Article Eighth.

(p)  General Authorization. If any provision of this Article Eighth or any application of any provision thereunder is determined to be invalid, the validity of the remaining provisions shall be unaffected and application of such provision shall be affected only to the extent necessary.

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3.     That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the DGCL.

4.     That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this ___ day of October, 2019.

Terren Peizer, President